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                                                                     EXHIBIT 8.1



                                January 14, 1998



Essex Property Trust, Inc.
777 California Avenue
Palo Alto, California  94304

Ladies and Gentlemen:

                  We have acted as counsel to Essex Property Trust, Inc., a Maryland corporation (the "Company"), in connection with the shelf registration by (A) the Company of (i) shares of its common stock, par value $0.0001 per share (the "Common Stock"), (ii) shares or fractional shares of its preferred stock, par value $0.0001 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares, (iv) warrants to purchase the Preferred Stock or the Common Stock (the "Warrants"), and (v) unconditional guarantees (the "Guarantees") of the Debt Securities (defined below), with an aggregate public offering price of $100,000,000, and (B) Essex Portfolio, L.P. a California limited partnership (the "Operating Partnership"), of unsecured non-convertible investment grade debt securities (the "Debt Securities"), with an aggregate public offering price of $250,000,000. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Guarantees and Debt Securities are the subject of a Registration Statement (the "Registration Statement") filed by the Company and the Operating Partnership on Form S-3 with the SEC on January 14, 1998, under the Securities Act of 1933 (the "Act"). Capitalized terms not defined herein shall have the meanings ascribed to them (or incorporated by reference) in the Registration Statement.

                  We have been requested to provide you with our opinion as to whether the Company currently and for each of the past three years has operated in a manner to qualify it as a real estate investment trust ("REIT"), within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  For purposes of the opinion set forth below, we have relied, with your consent, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the



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Essex Property Trust, Inc.
January 14, 1998
Page 2

certificate of the Company dated January 14, 1998 (the "Certificate"). We have also relied upon the accuracy of the Registration Statement.

                  Based upon such statements, representations and assumptions, and subject to, the succeeding paragraphs, we are of the opinion that, as of the date hereof and for its taxable years ended December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, the Company has operated in a manner to qualify it as a REIT under the Code, and if it continues to operate in the same manner, it will continue to so qualify.

                  Our opinion is based upon the documents referred to above and the current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the IRS and case law, any of which may be changed at any time, possibly with retroactive effect. You should also be aware that opinions of counsel are not binding upon the IRS or the courts. Any change in applicable law, or any inaccuracy in the statements, representations and assumptions on which we have relied may affect the continuing validity of the opinion set forth herein.

                  This opinion addresses only the operation of the Company in a manner to qualify it as a REIT as of the date hereof and during each of the past three taxable years. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

                  We hereby consent to the reference to our firm name and to this opinion in the Registration Statement and the prospectus contained therein. In giving such consent, however, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

                                              Very truly yours,


                                              /s/ Morrison & Foerster LLP